As filed with the Securities and Exchange Commission on December 27, 2017

Registration No. 333-215888

Registration No. 333-209695

Registration No. 333-202629

Registration No. 333-194594

Registration No. 333-189245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8 Registration Statement No. 333-215888

Form S-8 Registration Statement No. 333-209695

Form S-8 Registration Statement No. 333-202629

Form S-8 Registration Statement No. 333-194594

Form S-8 Registration Statement No. 333-189245

UNDER

THE SECURITIES ACT OF 1933

Gigamon Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3963351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

Gigamon LLC 2012 Unit Option Plan

Gigamon Inc. 2013 Equity Incentive Plan

Gigamon Inc. 2013 Employee Stock Purchase Plan

(Full title of the plan)

Paul A. Hooper

Chief Executive Officer

Gigamon Inc.

3300 Olcott Street

Santa Clara, California 95054

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments, filed by Gigamon Inc. (the “Company”), relate to the following Registration Statements filed by the Company on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-215888, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2017, pertaining to the registration of 1,464,740 shares of the common stock of the Company, par value $0.0001 per share (“Common Stock”) reserved for issuance pursuant to the Gigamon Inc. 2013 Equity Incentive Plan and 439,422 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Employee Stock Purchase Plan;

•	Registration Statement No. 333-209695, originally filed with the SEC on February 24, 2016, pertaining to the registration of 1,464,740 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Equity Incentive Plan and 439,422 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Employee Stock Purchase Plan;

•	Registration Statement No. 333-202629, originally filed with the SEC on March 10, 2015, pertaining to the registration of 1,464,740 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Equity Incentive Plan and 439,422 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Employee Stock Purchase Plan;

•	Registration Statement No. 333-194594, originally filed with the SEC on March 14, 2014, pertaining to the registration of 1,464,740 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Equity Incentive Plan and 439,422 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Employee Stock Purchase Plan; and

•	Registration Statement No. 333-189245, originally filed with the SEC on June 12, 2013, pertaining to the registration of 3,462,189 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Equity Incentive Plan, 439,422 shares of Common Stock reserved for issuance pursuant to the Gigamon Inc. 2013 Employee Stock Purchase Plan, and 4,434,464 shares of Common Stock reserved for issuance pursuant to the Gigamon LLC 2012 Unit Option Plan.

The Company has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statements is being filed for the purpose of removing from registration all Common Stock of the Company that remain unsold as of the date hereof, if any, and terminates the effectiveness of the Registration Statements.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 27, 2017.

GIGAMON INC.

By:	/s/ Paul A. Hooper
Paul A. Hooper Chief Executive Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.